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                                                                      EXHIBIT 16



                                                [Arthur Andersen LLP Letterhead]



May 10, 2002



Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read the text under Item 4 in the Form 8-K dated May 9, 2002 of Education Management Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


/s/ Arthur Andersen LLP

Arthur Andersen LLP